AudioEye, Inc S-1/A

EXHIBIT 5.1
TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067

January 11, 2013

AudioEye, Inc.
9070 S. Rita Road, Suite 1450
Tucson, Arizona 85747

Ladies and Gentlemen:

You have requested our opinion in connection with the filing by AudioEye, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1, as amended (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus made part of the Registration Statement (the “Prospectus”), for the distribution by spin-off of 1,500,259 shares of common stock (the “Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof.

The law covered by our opinion is limited to the applicable statutory provisions of the Delaware General Corporation Law (“DGCL”) (including applicable rules and regulations promulgated thereunder and applicable reported judicial and regulatory determinations interpreting the DGCL). We neither express nor imply any opinion (and we assume no responsibility) with respect to any other laws or the laws of any other jurisdiction or with respect to the application or effect of any such laws.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TROYGOULD PC